Exhibit 99.1
Constant Contact Announces Third Quarter 2009 Financial Results
Quarterly revenue increases 47 percent year-over-year
Email marketing customer base exceeds 324,200
WALTHAM, MA — November 5, 2009 — Constant Contact®, Inc. (NasdaqGM: CTCT), a leading provider of email marketing, online surveys and event marketing for small businesses and organizations, today announced its financial results for the third quarter ended September 30, 2009.
Constant Contact reported total revenue of $33.5 million for the quarter ended September 30, 2009, an increase of 47% compared to revenue of $22.9 million for the comparable period in 2008. Constant Contact ended the third quarter of 2009 with over 324,200 email marketing customers, an increase of 42% compared to the end of the third quarter of 2008.
“Constant Contact delivered significant revenue growth and profitability that was well above our expectations for the third quarter,” said Gail Goodman, CEO of Constant Contact. “September net customer additions rose sharply following a slow July and August, and that momentum continued throughout October. We continue to expect to generate greater than 45 percent annual revenue growth for 2009, and our positive view of the market is reflected by our initial target of 2010 revenue growth in the low 30 percent range.”
Constant Contact reported operating income of $1.3 million for the quarter ended September 30, 2009, compared to an operating loss of $1.0 million for the comparable period in 2008. Constant Contact reported adjusted EBITDA of $4.9 million in the third quarter of 2009, an increase of 259% compared to adjusted EBITDA of $1.4 million in the comparable period in 2008.
Adjusted EBITDA is a non-GAAP financial measure that is calculated by taking GAAP net income (loss), adding depreciation and amortization and stock-based compensation, then subtracting interest and other income. Adjusted EBITDA margin is equal to adjusted EBITDA divided by revenue. A reconciliation of the most comparable GAAP financial measure to the non-GAAP measure used above is included with the financial tables at the end of this release.
Constant Contact reported GAAP net income of $1.5 million for the third quarter of 2009, compared to a GAAP net loss of $399,000 for the comparable period in 2008. Constant Contact reported GAAP net income per diluted share of $0.05 for the third quarter of 2009, compared to a GAAP net loss per share of $0.01 for the comparable period in 2008.
Third quarter 2009 non-GAAP net income per diluted share was $0.09, compared to $0.01 for the same period in 2008. Non-GAAP net income per diluted share is a non-GAAP financial measure that is calculated by adding back stock-based compensation expense to GAAP net income (loss) and dividing this total by the diluted weighted average shares outstanding. A reconciliation of the most comparable GAAP financial measure to the non-GAAP measure used above is included with the financial tables at the end of this release.
“The combination of solid revenue growth and expense management led to a record adjusted EBITDA margin of approximately 15% during the third quarter and we are raising our adjusted EBITDA target margin for the full year 2009 to nine percent,” said Steven R. Wasserman, vice president and chief financial officer of Constant Contact. “As we plan for 2010, we will continue to balance revenue growth and margin expansion objectives. On a preliminary basis, we are targeting full year adjusted EBITDA margin expansion in the range of 350 to 400 basis points.”
Other Third Quarter Highlights
•	Added approximately 19,400 net new email marketing customers, bringing total email marketing customers to over 324,200.

•	Maintained consistency in its key customer metrics. The average email marketing invoice remained in the $33 range, plus or minus two dollars. The number of customers in the $15 and $30 revenue bands remained at 80%, plus or minus one percent, and the monthly retention rate remained in its historical range of 97.8%, plus or minus 0.5%.

•	Had great early success relative to its recently released Event Marketing product, with thousands of organizations already trialing the product and hundreds signed up as paying customers. Constant Contact Event Marketing was available on a limited basis during the third quarter and became generally available during the fourth quarter. More information about Constant Contact event marketing and what it can do for your small business is available at: http://www.constantcontact.com/event-marketing/

•	Expanded its team of small business marketing experts known as regional development directors, or RDDs. The company currently has 17 RDDs located across the United States helping to coach and mentor small businesses and organizations on topics such as best practices in email marketing, integrating social media with email marketing, surveying and getting feedback from customers and how small businesses can host, manage and promote great events.

•	Eric Groves authored our latest book, The Constant Contact Guide to Email Marketing, which was published by Wiley Publishing. Groves is the Senior Vice President, Global Market Development at Constant Contact and his book jumped to the Amazon 100 list within the first two weeks of its availability. More information on the book is available at: http://www.constantcontact.com/learning-center/email-marketing-guide/index.jsp

•	The Company released its social networking share bar that allows customers to share their email marketing campaigns through popular social media sites. This release was accompanied by small business social media best practices, hints and tips, tutorials, webinars, and educational content delivered through RDDs. Follow us on TwitterTM @ConstantContact and join the Constant Contact fan page on Facebook®.

•	Continued to get traction on its web services integration; presently over five percent of email marketing customers are using at least one Constant Contact AppConnectTM web services integration. Constant Contact’s long-time partner Softerware is using AppConnect to enhance integration between DonorPerfectTM, their non-profit fundraising software, and Constant Contact.

•	Announced InfoTransfer Version 1.0 for Salesforce, an integration with Salesforce.com® that allows users to easily and accurately share their Salesforce.com contacts with their Constant Contact Email Marketing account.
Business Outlook
Based on information available as of November 5, 2009, Constant Contact is issuing guidance for the fourth quarter and full year 2009 and for 2010 as follows:

Fourth Quarter 2009: The Company expects fourth quarter revenue to be in the range of $36 million to $36.3 million, adjusted EBITDA to be in the range of $1.8 million to $2.1 million, and non-GAAP net loss per share to be in the range of $0.01 to $0.02 based on weighted average shares outstanding of 28.4 million shares.
GAAP net loss is expected to be in the range of $1.9 million to $2.2 million and GAAP net loss per share to be in the range of $0.07 to $0.08. GAAP net loss per share includes an estimated stock-based compensation expense of $1.6 million.
Full Year 2009: The Company expects full year 2009 revenue to be in the range of $128.6 million to $128.9 million. The Company expects adjusted EBITDA to be in the range of $11.5 million to $11.8 million. The Company expects full year 2009 non-GAAP net income per share to be in the range of $0.12 to $0.13 based on weighted average shares outstanding (diluted) of 29.5 million shares.
The Company expects GAAP net loss to be in the range of $1.5 million to $1.8 million, and GAAP net loss per share to be in the range of $0.05 to $0.06. GAAP net loss per share is based on weighted average shares outstanding (basic) of 28.3 million shares and includes an estimated stock-based compensation expense of $5.2 million.
Full Year 2010: The Company expects its 2010 annual revenue growth rate to be in the low 30 percent range and its adjusted EBITDA margin to be in the range of 12.5 percent to 13 percent.
Non-GAAP Financial Measures
This press release contains the following non-GAAP financial measures: adjusted EBITDA, adjusted EBITDA margin, non-GAAP net income, non-GAAP net income per share, non-GAAP net loss, non-GAAP net loss per share and free cash flow. Constant Contact believes that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to Constant Contact’s financial condition and results of operations. The Company’s management uses these non-GAAP measures to compare the Company’s performance to that of prior periods for trend analyses, for purposes of determining executive incentive compensation, and for budgeting and planning purposes. These measures are used in monthly financial reports prepared for management and in quarterly financial reports presented to the Company’s board of directors. The Company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial measures with other software-as-a-service companies, many of which present similar non-GAAP financial measures to investors.
Management of the Company does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in the Company’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expenses and income are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, management of the Company presents non-GAAP financial measures in connection with GAAP results. Constant Contact urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures, which it includes in press releases announcing quarterly financial results, including this press release, and not to rely on any single financial measure to evaluate the Company’s business.

Reconciliation tables of the most comparable GAAP financial measures to the non-GAAP measures used in this press release are included with the financial tables at the end of this release.
Conference Call Information

What:	Constant Contact third quarter 2009 financial results conference call
When:	Thursday, November 5, 2009
Time:	5:00 p.m. ET
Live Call:	(888) 401-4685, domestic
Replay:	(719) 325-2352, international (888) 203-1112, passcode 3514304, domestic (719) 457-0820, passcode 3514304, international
Webcast:	http://investor.constantcontact.com/(live and replay)
About Constant Contact, Inc.
With more than 300,000 customers, Constant Contact, Inc. is a leading provider of email marketing and online survey tools for small businesses, non-profits, and member associations. Founded in 1995, Constant Contact helps small organizations grow stronger customer relationships by delivering professional, low cost, easy-to-use online tools backed with award-winning support, education and personal coaching. Constant Contact is a publicly traded company (NasdaqGM: CTCT) with offices located in Waltham, Mass., Loveland, Colo., and Delray, Fla. To learn more, please visit www.ConstantContact.com or call 781-472-8100.
Constant Contact and the Constant Contact logo are registered trademarks of Constant Contact, Inc. All other company names may be trademarks or service marks of their respective owners.
Cautionary Language Concerning Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding Constant Contact’s projected 2009 and 2010 revenue growth and adjusted EBITDA, momentum regarding the Company’s net customer additions, the Company’s recently launched event marketing product, growth prospects for 2009, 2010 and beyond, and the Company’s financial guidance for the fourth quarter of 2009, full year 2009 and 2010. These forward-looking statements are made as of the date they were first issued and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of our management. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond Constant Contact’s control. Constant Contact’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, the Company’s ability to attract new customers and retain existing customers, the Company’s dependence on the market for email marketing services for small businesses, non-profits, and associations, adverse economic conditions in general and adverse economic conditions specifically affecting the markets in which the Company operates, adverse regulatory or legal developments, the Company’s ability to continue to promote and maintain its brand in a cost-effective manner, the Company’s ability to compete effectively, the continued growth and acceptance of email as a communications tool, the Company’s ability to successfully develop and introduce new products and add-ons or enhancements to existing products, the Company’s ability to manage growth, the Company’s ability to attract and retain key personnel, the Company’s ability to protect its intellectual property and other proprietary rights, and other risks detailed in

Constant Contact’s most recent Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission as well as other documents that may be filed by the Company from time to time with the Securities and Exchange Commission. Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent Constant Contact’s views as of the date of this press release. The Company anticipates that subsequent events and developments will cause its views to change. Constant Contact undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing Constant Contact’s views as of any date subsequent to the date of this press release.
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(CTCT-F)

Media Contact:	Investor Contact:
Christopher Nahil	Jeremiah Sisitsky
Constant Contact	Constant Contact
(781) 472-8134	(339) 222-5740
cnahil@constantcontact.com	jsisitsky@constantcontact.com

Constant Contact, Inc.
Consolidated Condensed Statements of Operations (unaudited)
(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
Revenue	$33,533	$22,859	$92,606	$61,797
Cost of revenue	9,927	6,554	26,953	16,986

Gross profit	23,606	16,305	65,653	44,811

Operating expenses:
Research & development	4,663	3,935	13,334	10,965
Sales & marketing	14,169	10,819	42,281	29,707
General & administrative	3,432	2,564	9,950	6,888

Total operating expenses	22,264	17,318	65,565	47,560

Income (loss) from operations	1,342	(1,013)	88	(2,749)

Interest and other income	128	614	414	2,299

Net income (loss)	1,470	(399)	502	(450)

Net income (loss) per share:
Basic	$0.05	$(0.01)	$0.02	$(0.02)
Diluted	$0.05	$(0.01)	$0.02	$(0.02)

Weighted average shares outstanding used in computing per share amounts:
Basic	28,304	28,036	28,219	27,814
Diluted	29,569	28,036	29,447	27,814

Constant Contact, Inc.
Calculation of Adjusted EBITDA and Adjusted EBITDA Margin (unaudited)
(In thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
Net income (loss)	$1,470	$(399)	$502	$(450)

Subtract:
Interest and other income	(128)	(614)	(414)	(2,299)

Income (loss) from operations	1,342	(1,013)	88	(2,749)

Add back:
Depreciation and amortization	2,284	1,629	6,045	3,859
Stock-based compensation expense	1,301	757	3,613	1,961

Adjusted EBITDA	$4,927	$1,373	$9,746	$3,071

Divide by:
Revenue	$33,533	$22,859	$92,606	$61,797

Adjusted EBITDA margin	14.7%	6.0%	10.5%	5.0%

Constant Contact, Inc.
Calculation of Non-GAAP Net Income and Non-GAAP Net Income per Share (unaudited)
(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
Net income (loss)	$1,470	$(399)	$502	$(450)

Add back:
Stock-based compensation expense	1,301	757	3,613	1,961

Non-GAAP net income	$2,771	$358	$4,115	$1,511

Non-GAAP net income per share:
Basic	$0.10	$0.01	$0.15	$0.05
Diluted	$0.09	$0.01	$0.14	$0.05

Weighted average shares outstanding used in computing per share amounts:
Basic	28,304	28,036	28,219	27,814
Diluted	29,569	29,388	29,447	29,237
Constant Contact, Inc.
Calculation of Free Cash Flow (unaudited)
(In thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
Net cash provided by operating activities	$6,645	$1,698	$16,241	$10,783

Subtract:
Acquisition of property and equipment	(3,213)	(2,895)	(13,210)	(11,028)

Free cash flow	$3,432	$(1,197)	$3,031	$(245)

Constant Contact, Inc.
Consolidated Condensed Balance Sheets (unaudited)
(In thousands)

	September 30,	December 31,
	2009	2008
Assets
Current assets
Cash & cash equivalents	$53,347	$73,243
Short-term marketable securities	57,089	33,932
Accounts receivable, net	83	40
Prepaid expenses and other current assets	3,302	3,670

Total current assets	113,821	110,885

Property and equipment, net	23,026	15,799
Restricted cash	750	308
Other assets	251	150

Total assets	$137,848	$127,142

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$3,065	$4,786
Accrued expenses	7,379	5,461
Deferred revenue	19,393	15,052

Total current liabilities	29,837	25,299

Long-term accrued rent	3,161	1,853

Total liabilities	32,998	27,152

Stockholders’ equity
Common stock	284	282
Additional paid in capital	148,803	144,414
Accumulated other comprehensive income	73	106
Accumulated deficit	(44,310)	(44,812)

Total stockholders’ equity	104,850	99,990

Total liabilities and stockholders’ equity	$137,848	$127,142

Constant Contact, Inc.
Consolidated Condensed Statements of Cash Flows (unaudited)
(In thousands)

	Nine Months Ended September 30,
	2009	2008
Cash flows from operating activities
Net income (loss)	$502	$(450)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	6,045	3,859
Amortization (Accretion) of premium (discount) on investments	16	(18)
Stock-based compensation expense	3,613	1,961
Recovery of bad debts	(7)	(1)
Gain on sales of marketable securities	(5)	—
Change in operating assets & liabilities:
Accounts receivable	(36)	(10)
Prepaid expenses and other current assets	368	(1,200)
Other assets	(101)	34
Accounts payable	(1,721)	451
Accrued expenses	1,918	2,376
Deferred revenue	4,341	3,747
Long-term accrued rent	1,308	34

Net cash provided by operating activities	16,241	10,783

Cash flows from investing activities
Purchases of short-term marketable securities	(54,600)	—
Proceeds from maturities of short-term marketable securities	19,400	4,500
Proceeds from sales of short-term marketable securities	11,999	—
Increase in restricted cash	(442)	—
Acquisition of property and equipment	(13,210)	(11,028)

Net cash used in investing activities	(36,853)	(6,528)

Cash flows from financing activities
Proceeds from issuance of common stock pursuant to exercise of stock options	433	211
Proceeds from issuance of common stock pursuant to employee stock purchase plan	283	229
Proceeds from issuance of common stock in connection with secondary public offering, net of issuance costs	—	4,009

Net cash provided by financing activities	716	4,449

Net (decrease) increase in cash and cash equivalents	(19,896)	8,704
Cash and cash equivalents, beginning of period	73,243	97,051

Cash and cash equivalents, end of period	$53,347	$105,755